Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167856 and No. 333-236756) and Form S-8 (No. 333-197115 and No. 333-197114) of First Bancorp of our reports dated March 1, 2019 relating to our audit of the consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for the year ended December 31, 2018, appearing in the Annual Report to Shareholders, which is incorporated in this Annual Report in this Form 10-K.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
February 26, 2021